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                                                                    EXHIBIT 99.2

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PURITAN-BENNETT CORPORATION                         THIS    PROXY   IS   SOLICITED   ON   BEHALF   OF   THE   BOARD   OF   DIRECTORS
9401 INDIAN CREEK PARKWAY                           The undersigned  hereby appoints  Burton A.  Dole, Jr.  and Daniel  C. Weary  as
OVERLAND PARK, KANSAS                               Proxies,  each with the  power to appoint his  substitute, and hereby authorizes
66210                            PROXY              them to represent and  to vote, as  designated below, all  the shares of  common
- --------------------------                          stock of Puritan-Bennett Corporation that the undersigned is entitled to vote at the  special meeting of the  stockholders to be held on  August 24, 1995, or any adjournment or postponement thereof. Receipt of the Notice of Meeting and  Joint
                                                    Proxy  Statement/Prospectus is hereby acknowledged. This proxy revokes all prior proxies given by the undersigned.
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THE BOARD  OF DIRECTORS  RECOMMENDS A  VOTE  "FOR" THE  ADOPTION OF  THE  MERGER
AGREEMENT (AS DEFINED BELOW).

1. Proposal to adopt the Agreement and Plan of Merger, dated as of May 21, 1995, as amended (the "Merger Agreement"), by and among Nellcor Incorporated ("Nellcor"), Puma Merger Corporation, a wholly-owned subsidiary of Nellcor ("Sub"), and Puritan-Bennett Corporation ("P-B"), pursuant to which Sub will be merged with and into P-B, and P-B will become a wholly-owned subsidiary of Nellcor.

                FOR  / /        AGAINST  / /        ABSTAIN  / /

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ALL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.
                                         Dated _________________________________
                                         _______________________________________
                                         Signature
                                         _______________________________________
                                         Signature if held jointly

                                         Please sign exactly as name appears  to
                                         the left. When shares are held by joint
                                         tenants, both should sign. When signing
                                         as an attorney, executor,
                                         administrator,   trustee  or  guardian,
                                         please give full  title as  such. If  a
                                         corporation,   please   sign   in  full
                                         corporate name  by President  or  other
                                         authorized  officer. If  a partnership,
                                         please sign in  partnership name by  an
                                         authorized person.

                                         Please  Mark, Sign, Date and Return The
                                         Proxy Card Promptly Using The  Enclosed
                                         Postage Prepaid Envelope.